                                                                     EXHIBIT 1.1

                             JOINT FILING STATEMENT

          Pursuant to Rule 13d-1(f)(1), each of the undersigned hereby consents to the joint filing of a statement on Schedule 13G with respect to shares of Common Stock, par value $0.01 per share, of Administaff, Inc. on behalf of each of them.

Date:  February 13, 1997                   PYRAMID VENTURES, INC.,
                                           a Delaware corporation



                                           By:/s/ Brian Talbot
                                              __________________________________
                                                  Brian Talbot
                                                  Secretary/Treasurer


                                          BANKERS TRUST NEW YORK CORPORATION,
                                          a Delaware corporation



                                          By:/s/ Joseph T. Wood
                                              __________________________________
                                                 Joseph T. Wood
                                                 Senior Vice President


                                         BANKERS TRUST COMPANY,
                                         a New York corporation



                                         By:/s/ James T. Byrne
                                              __________________________________
                                                James T. Byrne
                                                Managing Director


                              Page 12 of 12 Pages